                                                                     EXHIBIT 5.2



              [Letterhead of Mrs. Fields' Original Cookies, Inc.]


                                               May 16, 2000

Pretzelmaker, Inc.
Pretzel Time, Inc.
2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121


               Re:   Exchange Offer Offering $53,725,000 Aggregate
                     Principal Amount of 10 1/8% Series B
                     Senior Notes due 2004
                     Mrs. Fields' Original Cookies, Inc.
                     Registration Statement on Form S-4
                     --------------------------------------------------------

Ladies and Gentlemen:

          I am general counsel of Pretzelmaker, Inc., a Utah corporation (together with its predecessor corporations, "Pretzelmaker"), and Pretzel Time, Inc., a Utah corporation (togetherwith its predecessor corporations, "Pretzel Time"). I am rendering this opinion in connection with the public offering of $53,725,000 aggregate principal amount of 10 1/8% Series B Senior Notes due 2004 (the "New Senior Notes"), of Mrs. Fields' Original Cookies, Inc., a Delaware corporation (the "Company"), which are to be guaranteed pursuant to guarantees (the "Guarantees") by The Mrs. Fields' Brand, Inc., a Delaware corporation ("MFB"), Great American Cookie Company, Inc., a Delaware corporation ("Great American"), Pretzelmaker, and Pretzel Time. The New Senior Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 10 1/8% Series A Senior Notes due 2004 of the Company and 10 1/8% Series C Senior Notes due 2004 of the Company (such Series A and Series C Senior Notes, together, the "Old Senior Notes"), and are to be governed by an Indenture dated as of November 26, 1997, among the Company, MFB and The Bank of New York, as trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of August 24, 1998, among the Company, MFB and the Trustee, the Second Supplemental Indenture, dated as of August 24, 1998, among the Company, MFB, Great American and the Trustee, the Third Supplemental

Pretzelmaker, Inc.
Pretzel Time, Inc.
May 16, 2000
Page 2


Indenture, dated as of November 20, 1998, among the Company, MFB, Great American, Pretzelmaker and the Trustee, the Fourth Supplemental Indenture, dated as of December 30, 1998, among the Company, MFB, Great American, Pretzelmaker, Pretzel Time and the Trustee, and the Fifth Supplemental Indenture, dated as of May 12, 2000, among the Company, MFB, Great American, Pretzelmaker, Pretzel Time and the Trustee (as so amended, the "Indenture").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-67389) relating to the Exchange Offer as filed with the Securi ties and Exchange Commission (the "Commission") on November 17, 1998 under the Act, Amendment No. 1 thereto, filed with the Commission on February 5, 1999, Amendment No. 2 thereto, filed with the Commission on September 8, 1999, Amendment No. 3 thereto, filed with the Commission on November 4, 1999, Amendment No. 4 thereto, filed with the Commission on February 11, 2000, Amendment No. 5 thereto, filed with the Commission on April 19, 2000, and Amendment No. 6 thereto, filed on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), (ii) an executed copy of the Registration Rights Agreement, dated August 24, 1998 (the "Registration Rights Agreement"), by and among the Company, MFB and Great American and Jefferies & Companies, Inc. and BT Alex. Brown Incorporated, (iii) an executed copy of the Indenture, (iv) the Articles of Incorporation of Pretzelmaker, as amended to date, (v) the By-Laws of Pretzelmaker, as amended to date, (vi) certain resolutions by the Board of Directors of Pretzelmaker (dated as of November 20, 1998 and February 15,
2000) relating to, among other things, the issuance of the Guarantee by Pretzelmaker, (vii) the Articles of Incorporation of Pretzel Time, as amended to date, (viii) the By-


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Pretzelmaker, Inc.
Pretzel Time, Inc.
May 16, 2000
Page 3



laws of Pretzel Time, as amended to date, (ix) certain resolutions of Pretzel Time, (dated as of December 30, 1998 and February 15, 2000), (x) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement, and (xi) the form of the New Senior Notes (including the form of the Notations of Guarantee) included as exhibits to the Indenture. I have also examined originals or copies, certified or otherwise identified to my satisfac tion, of such records of Pretzelmaker and Pretzel Time and such agreements, certificates of public officials, certificates of officers or other representatives of Pretzelmaker, Pretzel Time and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than Pretzelmaker or Pretzel Time, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, I have relied upon oral or written statements and representations of officers, trustees and other representatives of Pretzelmaker, Pretzel Time and others.

          My opinion set forth herein is limited to the laws of the States of Utah and New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). As to matters under New York law, I have relied on an opinion addressed to me from Skadden, Arps, Slate, Meagher & Flom LLP, a copy of which is attached to this opinion.

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Pretzelmaker, Inc.
Pretzel Time, Inc.
May 16, 2000
Page 4

          Based upon and subject to the foregoing and limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

          1. The choice of New York law in the Indenture is legal and valid under the law of Utah, and insofar as any obligation under the Guarantees of Pretzelmaker or Pretzel Time is to be performed outside the State of New York, its performance will not be illegal or ineffective by virtue of the laws of Utah.

          2. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) the New Senior Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered, together with the Notations of Guarantee of

Pretzelmaker, Inc.
Pretzel Time, Inc.
May 16, 2000
Page 5


Pretzelmaker and Pretzel Time, respectively, upon consummation of the Exchange Offer against receipt of Old Senior Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Guarantees of Pretzelmaker and Pretzel Time, respectively, will constitute valid and binding obligations of Pretzelmaker and Pretzel Time, respectively, entitled to the benefits of the Indenture, enforceable against Pretzelmaker and Pretzel Time, respectively, in accordance with its terms, in each case, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          In rendering the foregoing, I have assumed that the execution and delivery by Pretzelmaker and Pretzel Time of their Guarantees and the performance by Pretzelmaker and Pretzel Time of their obligations thereunder do not and will not violate or constitute a default under (i) any agreement or instrument to which Pretzelmaker or Pretzel Time or any of their respective properties are subject (except that I do not make the assumptions set forth in this clause (i) with respect to the Articles of Incorporation or By-Laws of Pretzelmaker or the Articles of Incorporation or By-laws of Pretzel Time or to the agreements filed as exhibits to the Registration Statement).

          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ Michael Ward

           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                 May 16, 2000

Michael Ward, Esq.
General Counsel
Pretzelmaker, Inc.
Pretzel Time, Inc.
2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121


               Re:  Exchange Offer Offering $53,725,000 Aggregate
                    Principal Amount of 10 1/8% Series B
                    Senior Notes due 2004
                    Mrs. Fields' Original Cookies, Inc.
                    Registration Statement on Form S-4
                    ---------------------------------------------------

Dear Mr. Ward:

          We have acted as special New York and Delaware counsel to Mrs. Fields' Original Cookies, Inc., a Delaware corporation (the "Company"), in connection with the public offering of $53,725,000 aggregate principal amount of the Company's 10 1/8% Series B Senior Notes due 2004 (the "New Senior Notes"), which are to be guaranteed pursuant to guarantees (the "Guarantees") by The Mrs. Fields' Brand, Inc., a Delaware corporation ("MFB"), Great American Cookie Company, Inc., a Delaware corporation ("Great American"), Pretzelmaker, Inc., a Utah corporation (together with its predecessor corporations, "Pretzelmaker"), and Pretzel Time, Inc., a Utah corporation (together with its predecessor corporations, "Pretzel Time" and, together with Pretzelmaker, the "Covered Guarantors" and, together with Pretzelmaker, MFB and Great American, the "Guarantors"). The New Senior Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 10 1/8% Series A Senior Notes due 2004 of the Company and 10 1/8% Series C Senior Notes due 2004 of the Company (such Series A and Series C Senior Notes, together, the "Old Senior Notes"), and are to be governed by the Indenture, dated as of November 26, 1997, among the Company, MFB and The Bank of New York, as trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of August 24, 1998, among the Company, MFB and the Trustee, the

Michael Ward, Esq.
Pretzelmaker, Inc.
Pretzel Time, Inc.
May 16, 2000
Page 2


Second Supplemental Indenture, dated as of August 24, 1998, among the Company, MFB, Great American and the Trustee, the Third Supplemental Indenture, dated as of November 20, 1998, among the Company, MFB, Great American, Pretzelmaker and the Trustee, the Fourth Supplemental Indenture, dated as of December 30, 1998, among the Company, MFB, Great American, Pretzelmaker, Pretzel Time and the Trustee, and the Fifth Supplemental Indenture, dated as of May 12, 2000, among the Company, MFB, Great American, Pretzelmaker, Pretzel Time and the Trustee (as so amended, the "Indenture").

          This opinion is being furnished to you in support of an opinion being delivered by you (the "Covered Opinion") in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"), as to the validity of the Guarantees being provided by the Covered Guarantors.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-67389) relating to the Exchange Offer as filed with the Securities and Exchange Commission (the "Commission") on November 17, 1998 under the Act, Amendment No. 1 thereto, filed with the Commission on February 5, 1999, Amendment No. 2 thereto, filed with the Commission on September 8, 1999, Amendment No. 3 thereto, filed with the Commission on November 4, 1999, Amendment No. 4 thereto, filed with the Commission on February 11, 2000, Amendment No. 5 thereto, filed with the Commission on April 20, 2000, and Amendment No. 6 thereto, filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), (ii) an executed copy of the Registration Rights Agreement, dated August 24, 1998 (the "Registration Rights Agreement"), by and among the Company, MFB and Great American and Jefferies & Companies, Inc. and BT Alex. Brown Incorporated, (iii) an executed copy of the Indenture, (iv) the Certificates of Incorporation of the Covered

Michael Ward, Esq.
Pretzelmaker, Inc.
Pretzel Time, Inc.
May 16, 2000
Page 3


Guarantors, as amended to date, (v) the By-Laws of the Company and the Covered Guarantors, as amended to date, (vi) certain resolutions adopted by the Board of Directors of Pretzelmaker (dated November 20, 1998 and February 15, 2000) relating to, among other things, the issuance of the Guarantee by Pretzelmaker,
(vii) certain resolutions of the Board of Directors of Pretzel Time (dated December 30, 1998 and February 15, 2000) relating to, among other things, the issuance of the Guarantee by Pretzel Time, (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement, and (xii) the form of the New Senior Notes (including the form of the Notations of Guarantee) included as exhibits to the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Covered Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Covered Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, MFB and Great American, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In the case of Pretzel Time and Pretzelmaker, the foregoing assumption as to due execution and delivery is that due execution and delivery by them has occurred under Utah law. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations

Michael Ward, Esq.
Pretzelmaker, Inc.
Pretzel Time, Inc.
May 16, 2000
Page 4


of officers, trustees and other representatives of the Company, the Covered Guarantors and others.

          Our opinion set forth herein is limited to the corporate law of the State of Delaware and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to Utah law or the law of any other jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated.

          Based upon and subject to the foregoing and limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) the New Senior Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and have been delivered, together with the Notations of Guarantee of the Covered Guarantors, upon consummation of the Exchange Offer against receipt of Old Senior Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, each of the Guarantees of the Covered Guarantors will constitute a valid and binding obligation of the Covered respective Guarantor, entitled to the benefits of the Indenture, enforceable against such Covered Guarantor in accordance with its terms, in each case, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Michael Ward, Esq.
Pretzelmaker, Inc.
Pretzel Time, Inc.
May 16, 2000
Page 5


          In rendering the foregoing, we have assumed that the execution and delivery by the Company and the Guarantors of the New Senior Notes, the Guarantees and the Indenture and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not violate or constitute a default under any agreement or instrument to which the Company, the Guarantors or any of their properties is subject (except that we do not make the assumptions set forth in this clause with respect to the Certificates of Incorporation or By-Laws of each of the Company, MFB and Great American or to the agreements filed as exhibits to the Registration Statement).

          We hereby consent to your reliance on this opinion for purposes of your delivery of the Covered Opinion and to the filing of this opinion with the Commission as an exhibit to the Registration Statement as an attachment to the Covered Opinion. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                         Very truly yours,

                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP